As filed with the Securities and Exchange Commission on July 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FREESEAS INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

(Address of principal executive offices) (Zip Code)

Compensation Agreement between FreeSeas Inc. and Marc J. Ross

  (Full title of the plan)

Alexandros Mylonas, Chief Financial Officer

FreeSeas Inc.

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

(Name and address of agent for service)

011-30-210-452-8770

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value (2)	500,000	$0.23	$115,000	$15.69
Preferred Share Purchase Rights (3)	-	-	-	-
Total	500,000	$0.23	$115,000	$15.69

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the NASDAQ Capital Market on July 29, 2013, which was $0.23 per share.

(2)	Represents shares of common stock issuable pursuant to the Compensation Agreement between FreeSeas Inc. and Marc J. Ross (the “Consulting Agreement”).

(3)	The preferred stock purchase rights are initially attached to and trade with the shares of our common stock registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant’s common stock.

EXPLANATORY NOTE

This Registration Statement is being filed by FreeSeas Inc. (the “Company”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register 500,000 shares of the Company’s common stock, par value $0.001 per share, the amount of shares issuable under the Company’s Consulting Agreement with Marc J. Ross (the “Consultant”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide the Consultant with documents that contain information related to the Consulting Agreement and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to the Consultant a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Alexandros Mylonas, Chief Financial Officer

FreeSeas Inc.

10 Eleftheriou Venizelou Street

(Panepistimiou Ave.)

10671 Athens, Greece

011-30-210-452-8770

PART II

INFORMATION NOT REQUIRED IN THE PROSPECUTS

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, as filed with the SEC on April 19, 2013;

•	Our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2012, as filed with the SEC on June 24, 2013;

•	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 15, 2013;

•	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 24, 2013;

•	Our Current Report on Form 6-K for the month of January, 2013, as filed with the SEC on January 30, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 1, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 13, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 14, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 19, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 25, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 26, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 27, 2013;

•	Our Current Report on Form 6-K for the month of February, 2013, as filed with the SEC on February 28, 2013;

•	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 4, 2013;

•	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 6, 2013;

•	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 20, 2013;

•	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 21, 2013;

•	Our Current Report on Form 6-K for the month of March, 2013, as filed with the SEC on March 26, 2013;

•	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 5, 2013;

•	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 17, 2013;

•	Our Current Report on Form 6-K for the month of April, 2013, as filed with the SEC on April 25, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 2, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 8, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 14, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 17, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 22, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 24, 2013;

•	Our Current Report on Form 6-K for the month of May, 2013, as filed with the SEC on May 30, 2013;

•	Our Current Report on Form 6-K for the month of June, 2013, as filed with the SEC on June 18, 2013;

•	Our Current Report on Form 6-K for the month of June, 2013, as filed with the SEC on June 26, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 2, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 10, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 11, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 15, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 17, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 22, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 23, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 24, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 26, 2013;

•	Our Current Report on Form 6-K for the month of July, 2013, as filed with the SEC on July 29, 2013; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 15, 2005.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

Sichenzia Ross Friedman Ference LLP is acting as counsel to FreeSeas connection with United States securities laws. Attorneys employed by this law firm are presently entitled to receive 500,000 shares of common stock, all of which are issuable pursuant to the Consulting Agreement entered into between the Company and Marc J. Ross, a partner of Sichenzia Ross Friedman Ference LLP, which are being registered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Marshall Islands law provides that with respect to legal actions against a person because that person is or was a director or officer of a corporation, that corporation (i) must indemnify that person for expenses of litigation when that person is successful on the merits, (ii) may indemnify that person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if that person is not successful on the merits, if that person acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that his conduct was unlawful) and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court in which the action was brought determines that, despite the finding of liability, that person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that that person is not entitled to indemnification.

Our Amended and Restated By-Laws provide that any person who is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by us upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporations Act (Part I of the Associations Law) of the Republic of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

See attached Exhibit Index.

Item 9. Undertakings.

(1) The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at the time to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 31, 2013

FREESEAS INC.

By:	/s/ Ion G. Varouxakis
Ion G. Varouxakis
Chairman of the Board, Chief Executive Officer and President

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ion G. Varouxakis	Chairman of the Board of Directors, Chief Executive Officer and President (Principal executive officer)	July 31, 2013
Ion G. Varouxakis

/s/ Alexandros Mylonas	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	July 31, 2013
Alexandros Mylonas

	Director	July 31, 2013
Focko H. Nauta

/s/ Dimitrios Panagiotopoulos	Director	July 31, 2013
Dimitrios Panagiotopoulos

/s/ Keith Bloomfield	Director	July 31, 2013
Keith Bloomfield

/s/ Xenophon Galinas	Director	July 31, 2013
Xenophon Galinas

/s/ Marc J. Ross	Authorized Representative in the United States	July 31, 2013
Marc J. Ross Partner Sichenzia Ross Friedman Ference LLP

EXHIBIT INDEX

Exhibit Number	Description
5.01	Opinion of Marshall Islands counsel to the Registrant, as to the validity of the securities to be issued
10.01	Consulting Agreement between FreeSeas Inc. and Marc J. Ross, dated as of July 23, 2013
23.01	Consent of RBSM, LLP
23.02	Consent of Marshall Islands counsel (included in Exhibit 5.1)